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                                                                   EXHIBIT 10(d)

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of April 10, 2002, by and between Abington Savings Bank, a Massachusetts chartered savings bank, with its executive offices in Abington, Massachusetts (the "BANK") and Anthony A. Paciulli (the "EXECUTIVE").

                                   WITNESSETH

         WHEREAS, the Bank has determined that it is in the best interests of its shareholders to ensure that the Bank will have the continued dedication of the Executive following the merger (the "MERGER") of Massachusetts Fincorp, Inc. ("FINCORP"), a Delaware corporation, with and into the corporate parent of the Bank, Abington Bancorp, Inc. ("BANCORP") pursuant to an Agreement and Plan of Merger, dated as of the date hereof, between Bancorp and Fincorp (the "MERGER AGREEMENT"), and to provide the Bank after the Merger with continuity of management; and

         WHEREAS, in order to accomplish these objectives, the Executive and the Bank desire to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

         1. EFFECTIVE DATE. The "EFFECTIVE DATE" shall mean the effective date of the Merger.

         2. TERM OF EMPLOYMENT. The Bank hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Bank subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the one-year anniversary thereof (the "TERM OF EMPLOYMENT").

         3. POSITION AND DUTIES. During the Term of Employment, the Executive shall serve as a Senior Vice President of the Bank, reporting directly to the Chief Operating Officer of the Bank or his designee and with appropriate authority, duties and responsibilities, as determined from time to time by the Chief Operating Officer of the Bank or his designee. It is contemplated that the employment services will include, without limitation, assistance in connection with the integration of the operations of Bancorp and Fincorp following consummation of the Merger, regular meetings between the Executive and the Chief Operating Officer of the Bank or his designee, attendance at certain public functions on behalf of the Bank and attendance at certain functions of the Bank.

         4. COMPENSATION AND BENEFITS. The compensation and benefits payable to the Executive under this Agreement shall be as follows:

            4.1. SALARY. For all services rendered by the Executive to the Bank and its affiliates, the Executive shall be entitled to receive a base salary at the rate of $120,000 per year. The Executive's salary shall be payable in periodic installments in accordance with the Bank's usual practice for its officers.

            4.2. REGULAR BENEFITS. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, disability income plans, retirement plans, bonus incentive plans, and other benefit plans from time to time in effect for officers of the Bank. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Bank and (iii) the discretion of the Board of Directors of the Bank or any administrative or


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other committee provided for in or contemplated by such plan.

            4.3. BUSINESS EXPENSES. The Bank shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Bank.

            4.4. VACATION. The Executive shall be entitled to not less than four weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Bank, which approval shall not be unreasonably withheld.

            4.5. GENERAL. Nothing paid to the Executive under any plan, policy or arrangement currently in effect or made available in the future shall be deemed to be in lieu of other compensation to the Executive as described in this Agreement.

         5. RETENTION BONUS. In order to recognize and reward the special contributions the Executive will have made to the integration of the business and operations of The Massachusetts Co-operative Bank with the business and operations of the Bank, the Bank agrees that if the Executive remains employed by the Bank on the first anniversary of the Effective Date of the Merger, the Bank will promptly pay to the Executive a "RETENTION BONUS" in the amount of $60,000.

         6. EXTENT OF SERVICE. During the Term of Employment, the Executive shall, subject to the direction and supervision of the Board of Directors of the Bank, devote his full time, best efforts and business judgment, skill and knowledge to the advancement of the Bank's interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Board of Directors; PROVIDED, HOWEVER, that nothing herein shall be construed as preventing the Executive from:

               (a) investing his assets in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or the other entities in which such investments are made; or

               (b) serving on the board of directors of any company not in competition with the Bank, PROVIDED that the Executive shall not render any material services with respect to the operations or affairs of any such company; or

               (c) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

         7. TERMINATION UPON DEATH. The Term of Employment shall terminate on the date of the Executive's death. In the event of the Executive's death during the Term of Employment, the Bank shall continue in effect the medical benefits of the Executive and Executive's dependents, or any of the same, at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the date of death for a two month period commencing on the date of death.

         8. TERMINATION BY THE BANK FOR CAUSE.

            8.1. TERMINATION BY BANK. The Executive's employment hereunder may be terminated by the Bank without further liability on the part of the Bank, effective immediately, by a majority vote of all of the members of the Board of Directors of the Bank for Cause (as such term is defined in Section 8.2) by written notice to the Executive setting forth in reasonable detail the nature of such Cause.



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            8.2. CAUSE. Termination for "CAUSE" shall mean

               (a) deliberate dishonesty with respect to the Bank or any subsidiary or affiliate thereof;

               (b) committing fraud, misappropriation or embezzlement in the performance of duties as an employee of the Bank or any subsidiary or affiliate thereof; or

               (c) conviction of a crime involving moral turpitude.

            8.3. TERMINATION OF OBLIGATIONS. In the event of termination pursuant to Section 8, all obligations of the Bank under this Agreement shall terminate as of the date indicated, but vested rights of the parties hereunder shall not be affected. Without limiting the generality of the foregoing, upon any such termination, the Executive shall NOT be entitled to the benefits described under Section 11.2.

         9. TERMINATION BY THE EXECUTIVE.

            9.1. TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall be entitled to terminate his employment hereunder for Good Reason (as defined in Section 9.3) effective immediately by giving written notice to the Board of Directors. Upon any such termination, the Executive shall be entitled to receive the benefits set forth in Section 11.

            9.2. OTHER VOLUNTARY TERMINATION BY THE EXECUTIVE. During the Term of Employment, the Executive may effect, upon sixty (60) days prior written notice to the Bank, a Voluntary Termination of his employment hereunder and thereupon the Term of Employment (if not already expired) shall end. A "VOLUNTARY TERMINATION" shall mean a termination of employment by the Executive on his own initiative OTHER THAN (a) a termination due to death, (b) a termination for Good Reason, or (c) a termination as a result of the normal expiration of the full Term of Employment. If, during the Term of Employment, the Executive's employment is so terminated due to Voluntary Termination, the Term of Employment shall thereupon end and the Bank shall pay to the Executive the payments and benefits which the Executive would be entitled to in the event of a termination of his employment by the Bank for Cause.

            9.3. GOOD REASON. For purposes of this Agreement, the term "GOOD REASON" shall mean any of the following:

               (a) the failure of the Board of Directors of the Bank to elect the Executive as a Senior Vice President, or to continue the Executive as a Senior Vice President; and

               (b) a material breach by the Bank of the provisions of Section 4.1, which breach shall have continued for thirty (30) days after written notice from the Executive to the Bank specifying the nature of such failure or breach.

         10. TERMINATION BY THE BANK WITHOUT CAUSE. The Executive's employment with the Bank may be terminated without Cause by a majority vote of all of the members of the Board of Directors of the Bank on written notice to the Executive, PROVIDED, HOWEVER, that the Bank shall have the obligation upon any such termination to make the payments to the Executive provided for under
Section 11 of this Agreement.

         11. CERTAIN TERMINATION BENEFITS. In the event of termination pursuant to Section 9.1 or 10, the Executive shall be entitled to each of the following benefits:


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            11.1. EARNINGS TO DATE OF TERMINATION. An amount equal to the sum of
(a) base salary or other compensation earned through the date of termination, plus (b) all accrued vacation and deferred compensation.

            11.2. LUMP SUM PAYMENT OF RETENTION BONUS. The Retention Bonus as a lump sum severance benefit.

         12. CONFIDENTIAL INFORMATION. The Executive will not disclose to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Bank obtained by him incident to his employment with the Bank. The term "CONFIDENTIAL INFORMATION" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of business or facilities) which have been discussed or considered by the management of the Bank but does not include any information which has become part of the public domain by means other than the Executive's nonobservance of his obligations hereunder.

         13. NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Agreement, the Executive shall be under no obligation to seek other employment or to mitigate damages, and there shall be no offset against any amounts due to him under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Agreement are in the nature of severance payments or liquidated damages, or both, and are not in the nature of a penalty.

         14. MISCELLANEOUS.

            14.1. CONFLICTING AGREEMENTS. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

            14.2. DEFINITION OF "PERSON". For purposes of this Agreement, the term "PERSON" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

            14.3. WITHHOLDING. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable law.

            14.4. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of The Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Bank, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 14.4. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Bank shall pay (or the Executive shall be entitled to recover from the Bank, as the case may be) the Executive's reasonable


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attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

            14.5. INTERPRETATION. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (E.G., a section numbered "Section 5.5" would be part of "Section 5" and references to "Section 5" would also refer to material contained in the subsection described as "Section 5.5").

            14.6. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC. Neither the Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer or assignment shall be null and of no effect; PROVIDED, HOWEVER, that the Bank may assign its rights and obligations under this Agreement without the consent of the Executive in the event the Bank shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Bank and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Bank of all payments due him under this Agreement, the Bank shall continue such payments to the Executive's beneficiary designated in writing to the Bank prior to his death (or to his estate, if he fails to make such designation).

            14.7. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            14.8. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

            14.9. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at such address as the Executive has filed in writing with the Bank or, in the case of the Bank, at its main office, attention of the Board of Directors.

            14.10. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of the Bank.

            14.11. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts.

         15. REGULATORY LIMITATIONS. Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. In addition, to the extent required by applicable law, regulation, regulatory bulletin and/or any other regulatory requirement, the aggregate amount and/or value of the compensation paid as a result of any termination of the Executive's employment with the Bank,


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regardless of the reason for any such termination of employment, shall not exceed the limit prescribed by applicable law, rule or regulation.

         16. EFFECTIVENESS. Notwithstanding anything herein to the contrary, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

                                    * * * * *

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank, by its duly authorized officer, and by the Executive, as of the date first above written.

                                    ABINGTON SAVINGS BANK


                                    By: /s/ James P. McDonough
                                    --------------------------------------------
                                    Title: President and Chief Executive Officer


[Seal]
                                    EXECUTIVE


                                    /s/ Anthony A. Paciulli
                                    --------------------------------------------
                                        Anthony A. Paciulli







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